UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 18, 2012

KIT DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

26 West 17th Street, 2nd Floor
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +1 (212) 661-4111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc. (the “Company”)

March 18, 2012

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2012, Santo Politi resigned his position as a member of the Company’s Board of Directors because of differences of opinion with other members of the Board over issues related to the Company’s operations, policies and management. At the time of his resignation, Mr. Politi chaired the Board’s Compensation Committee and served as a member of the Mergers & Acquisitions Committee.

The Company has previously stated its intention to broaden the base of its independent board members and reduce the number of management members on its board of directors.

On March 22, 2012, Gavin Campion, Robin Smyth and Christopher Williams resigned from our Board of Directors. Messrs. Campion, Smyth and Williams were all management members of the board of the directors at the time of the resignation. At the time of his resignation, Mr. Campion was a member of the Technology and Product Development Committee. At the time of his resignation, Mr. Williams was the Chair of the Technology and Product Development Committee. Messrs. Campion, Smyth and Williams will remain in their positions as officers of the Company, and submitted their resignations in order to support the Company's efforts to rebalance its board towards non-management members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: March 23, 2012	By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer